UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________________
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
_____________________________________________________________________
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
_____________________________________________________________________
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☐    Soliciting Material under § 240.14a-12
Cipher Mining Inc.
(Name of Registrant as Specified in its Charter)
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Cipher Mining

2025

ANNUAL MEETING OF STOCKHOLDERS & PROXY STATEMENT

Cipher Mining Inc.
1 Vanderbilt Avenue, Floor 54
New York, New York 10017
April 21, 2025
Dear Fellow Stockholders:
On behalf of the Board of Directors, I cordially invite you to attend the 2025 annual meeting of stockholders (the “Annual Meeting”) of Cipher Mining Inc., which will be held on Tuesday, June 3, 2025, beginning at 8:00 a.m., Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.
Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the meeting.
Your vote is important to us. Please act as soon as possible to vote your shares. It is important that your shares be represented at the meeting whether or not you plan to attend the Annual Meeting via the Internet. Please vote electronically over the Internet, by telephone or, if you receive a paper copy of the proxy card by mail, by returning your signed proxy card in the envelope provided. You may also vote your shares online during the Annual Meeting. Instructions on how to vote while participating at the meeting live via the Internet are posted at www.virtualshareholdermeeting.com/CIFR2025.
On behalf of the Board of Directors and management, it is my pleasure to express our appreciation for your continued support.

Tyler Page
Chief Executive Officer

Cipher Mining Inc.
1 Vanderbilt Avenue, Floor 54
New York, New York 10017
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 3, 2025
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cipher Mining Inc., a Delaware corporation, will be held on Tuesday, June 3, 2025, at 8:00 a.m., Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/CIFR2025. For instructions on how to attend and vote your shares at the Annual Meeting, see the information in the accompanying Proxy Statement in the section titled “General Information about the Annual Meeting and Voting—How can I attend and vote at the Annual Meeting?”
The Annual Meeting is being held:
1.to elect Robert Flatley and Caitlin Long as Class I directors to hold office until the Company’s annual meeting of stockholders to be held in 2028 and until their respective successors have been duly elected and qualified;
2.to ratify the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for 2025;
3.to approve, on a non-binding advisory basis, of the compensation of our named executive officers;
4.to approve, on a non-binding advisory basis, the frequency of future advisory resolutions to approve the compensation of our named executive officers; and
5.to transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.
These items of business are described in the Proxy Statement that follows this notice. Holders of record of our common stock as of the close of business on April 8, 2025 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment thereof.
Your vote is important. Voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Please promptly vote your shares by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors

William Iwaschuk
Co-President, Chief Legal Officer and Corporate Secretary
New York, New York
April 21, 2025
This Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about April 21, 2025.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 3, 2025:

The Notice of Meeting, Proxy Statement and our Annual Report are available free of charge at www.proxyvote.com.

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Cipher Mining Inc.
1 Vanderbilt Avenue, Floor 54
New York, New York 10017
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 3, 2025
This proxy statement (the “Proxy Statement”) and our annual report for the fiscal year ended December 31, 2024 (the “Annual Report” and, together with this Proxy Statement, the “proxy materials”) are being furnished by and on behalf of the board of directors (the “Board” or “Board of Directors”) of Cipher Mining Inc. (the “Company,” “Cipher,” “we,” “us,” or “our”), in connection with our 2025 annual meeting of stockholders (the “Annual Meeting”). The Notice of Annual Meeting and this Proxy Statement are first being distributed or made available, as the case may be, on or about April 21, 2025.
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
When and where will the Annual Meeting be held?
The Annual Meeting will be held on Tuesday, June 3, 2025 at 8:00 a.m., Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/CIFR2025 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the close of business on April 8, 2025 (the “Record Date”).
What are the purposes of the Annual Meeting?
The purpose of the Annual Meeting is to vote on the following items described in this Proxy Statement:
•Proposal No. 1: Election of the director nominees listed in this Proxy Statement.
•Proposal No. 2: Ratification of the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for 2025.
•Proposal No. 3: Approval, on a non-binding advisory basis, of the compensation of our named executive officers;
•Proposal No. 4: Approval, on a non-binding advisory basis, of the frequency of future advisory resolutions to approve the compensation of our named executive officers.
Are there any matters to be voted on at the Annual Meeting that are not included in this Proxy Statement?
At the date of this Proxy Statement, we did not know of any matters to be properly presented at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the meeting or any adjournment, continuation or postponement thereof for consideration, and you are a stockholder of record and have submitted a proxy card, the persons named as proxies on your proxy card will have the discretion to vote on those matters for you.
What does it mean if I receive more than one Notice and Access Card or more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Notice and Access Card or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

Who is entitled to vote at the Annual Meeting?
Holders of record of shares of our common stock as of the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournment thereof. At the close of business on the Record Date, there were 371,145,013 shares of our common stock issued and outstanding and entitled to vote. Each share of our common stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.
To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice and Access Card, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 8:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 7:45 a.m., Eastern Time, and you should allow ample time for the check-in procedures.
What is the difference between being a “record holder” and holding shares in “street name”?
A record holder (also called a “registered holder”) holds shares in his or her name. Shares held in “street name” means that shares are held in the name of a bank, broker or other nominee on the holder’s behalf.
What do I do if my shares are held in “street name”?
If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The Notice and Access Card or the proxy materials, if you elected to receive a hard copy, has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting. Please refer to information from your bank, broker or other nominee on how to submit your voting instructions.
How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The holders of a majority in voting power of the Company’s capital stock issued and outstanding and entitled to vote, present electronically or represented by proxy constitutes a quorum. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials.
Broker non-votes will also be considered present for the purpose of determining whether there is a quorum for the Annual Meeting.
What are “broker non-votes”?
A “broker non-vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion. Each of Proposal No. 1, Proposal No. 3 and Proposal No. 4 is considered a non-discretionary matter, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposals. Proposal No. 2 is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present or represented at the scheduled time of the Annual Meeting, (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or electronically, if applicable, or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.

How do I vote my shares before the Annual Meeting?
We recommend that stockholders vote by proxy prior to the Annual Meeting even if they plan to attend the Annual Meeting. If you are a stockholder of record, there are three ways to vote by proxy:
•by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Notice and Access Card or proxy card;
•by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card; or
•by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.
Internet and Telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 2, 2025.
If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions on how to vote from the bank, broker or holder of record. You must follow the instructions of such bank, broker or holder of record in order for your shares to be voted.
How can I attend and vote at the Annual Meeting?
We will be hosting the Annual Meeting live via audio webcast. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/CIFR2025. If you were a stockholder as of the Record Date, or you hold a valid proxy for the Annual Meeting, you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:
•Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/CIFR2025.
•Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/CIFR2025 on the day of the Annual Meeting.
•Webcast starts at 8:00 a.m., Eastern Time.
•You will need your 16-Digit Control Number to enter the Annual Meeting.
•Stockholders may submit questions while attending the Annual Meeting via the Internet.
•Webcast replay of the Annual Meeting will be available until June 2, 2026.
To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice and Access Card, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. We recommend that stockholders vote by proxy prior to the Annual Meeting even if they plan to attend the Annual Meeting.
Will there be a question and answer session during the Annual Meeting?
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during or prior to the meeting that are pertinent to the Company and the meeting matters, as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who is entitled to vote at the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
•irrelevant to the business of the Company or to the business of the Annual Meeting;
•related to material non-public information of the Company, including the status or results of our business since our Annual Report on Form 10-K;
•related to any pending, threatened or ongoing litigation;

•related to personal grievances;
•derogatory references to individuals or that are otherwise in bad taste;
•substantially repetitious of questions already made by another stockholder;
•in excess of the two question limit;
•in furtherance of the stockholder’s personal or business interests; or
•out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, there will be a 1-800 number and international number available on the website to assist you. Technical support will be available 15 minutes prior to the start time of the meeting and through the conclusion of the meeting.
How does the Board recommend that I vote?
The Board recommends that you vote:
•Proposal 1: FOR the nominees to the Board set forth in this Proxy Statement.
•Proposal 2: FOR the ratification of the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for 2025.
•Proposal 3: FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers.
•Proposal 4: ONE YEAR, on a non-binding advisory basis, as the frequency of future advisory resolutions to approve the compensation of our named executive officers.

How many votes are required to approve each proposal?
The table below summarizes the proposals that will be voted on, the vote required to approve each item and how votes are counted:

Proposal	Votes Required	Voting Options	Effect of “Withhold” or “Abstain” Votes	Effect of Broker Non-Votes
Proposal No. 1: Election of Directors	The plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I directors.	“FOR ALL” “WITHHOLD ALL” “FOR ALL EXCEPT”	None	None(1)
Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such matter.	“FOR” “AGAINST” “ABSTAIN”	None(2)	None(3)
Proposal No. 3: Approval, on a non-binding advisory basis, of the compensation of our named executive officers	The affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such matter.	“FOR” “AGAINST” “ABSTAIN”	None(2)	None(1)
Proposal No. 4: Approval, on a non-binding advisory basis, of the frequency of future advisory votes on the compensation of our named executive officers
The frequency that receives the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such matter will be the frequency recommended by stockholders. If no frequency receives the foregoing vote, then we will consider the option of ONE YEAR, TWO YEARS, or THREE YEARS that receives the highest number of votes cast to be the frequency recommended by stockholders.
		“ONE YEAR” “TWO YEARS” “THREE YEARS” “ABSTAIN”	None(2)	None(1)

(1)Because they are considered non-discretionary matters, brokers lack authority to exercise their discretion to vote uninstructed shares on each of Proposal No. 1, Proposal No. 3 and Proposal No. 4.
(2) A vote marked as an “Abstention” is not considered a vote cast and will, therefore, not affect the outcome of this proposal.
(3)As this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal, and we do not expect any broker non-votes on this matter.
What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth above, as well as with the description of each proposal in this Proxy Statement.

Who will count the votes?
Representatives of Broadridge Investor Communications Services (“Broadridge”) will tabulate the votes, and a representative of Broadridge will act as inspector of election.
Can I revoke or change my vote after I submit my proxy?
Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:
•sending a written statement to that effect to the attention of our Corporate Secretary at our corporate offices, provided such statement is received no later than June 2, 2025;
•voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Time, on June 2, 2025;
•submitting a properly signed proxy card with a later date that is received no later than June 2, 2025; or
•attending and voting at the Annual Meeting, which will revoke your prior proxy.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by contacting your bank or broker, or you may vote electronically during the Annual Meeting by obtaining your 16-digit control number from your bank or broker or otherwise voting through your bank or broker.
Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company before your proxy is voted or you vote online at the Annual Meeting.
Who will pay for the cost of this proxy solicitation?
We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

PROPOSAL NO. 1 ELECTION OF DIRECTORS
Board Size and Structure
Our second amended and restated certificate of incorporation, as currently in effect (“Certificate of Incorporation”) provides that the number of directors shall be established from time to time by our Board of Directors. Our Board of Directors has fixed the number of directors at eight, and we currently have eight directors serving on the Board. Mr. Robert Dykes is not standing for re-election at the Annual Meeting and his term as a director will end at the Annual Meeting. The Board expresses appreciation to Mr. Dykes for his years of service to the Board. The Board has also authorized the size of the Board to be reduced to seven members effective immediately at the Annual Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proposal.
Our Certificate of Incorporation provides that the Board be divided into three classes, designated as Class I, Class II and Class III. Each class of directors must stand for re-election no later than the third annual meeting of stockholders subsequent to their initial appointment or election to the Board, provided that the term of each director will continue until the election and qualification of his or her successor and is subject to his or her earlier death, resignation or removal. Generally, vacancies or newly created directorships on the Board will be filled only by vote of a majority of the directors then in office although less than a quorum, or by a sole remaining director. A director appointed by the Board to fill a vacancy will hold office until the next election of the class for which such director was chosen, subject to the election and qualification of his or her successor and his or her earlier death, resignation, retirement, disqualification or removal.
Current Directors and Terms
Our current directors and their respective classes and terms are set forth below.

Class I Directors – Current Term Ending at 2025 Annual Meeting	Class II Directors – Current Term Ending at 2026 Annual Meeting	Class III Directors – Current Term Ending at 2027 Annual Meeting
Robert Dykes	Holly Morrow Evans	Tyler Page
Robert Flatley	James Newsome	Cary Grossman
Caitlin Long	Wesley Williams
Nominees for Director
Mr. Flatley and Ms. Long have been nominated by the Board to stand for re-election at the Annual Meeting. As the directors assigned to Class I, each of Mr. Flatley and Ms. Long's current terms of service will expire at the Annual Meeting. If elected by the stockholders at the Annual Meeting, Mr. Flatley and Ms. Long will each serve for a term expiring at our annual meeting of stockholders to be held in 2028 (the “2028 Annual Meeting”) and the election and qualification of his or her successor or until his or her earlier death, resignation or removal.
Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. If, however, prior to the Annual Meeting, the Board of Directors should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the Board. Alternatively, the proxies, at the Board’s discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The Board has no reason to believe that any of the nominees will be unable to serve.
Information About Board Nominees and Continuing Directors
The following pages contain certain biographical information as of the date hereof for each nominee for director and each director whose term as a director will continue after the Annual Meeting, including all positions he or she holds, his or her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which the director or nominee currently serves as a director or has served as a director during the past five years.
We believe that all of our directors and nominees display personal and professional integrity; satisfactory levels of education and/or business experience; broad-based business acumen; an appropriate level of understanding of our business and its industry and other industries relevant to our business; the ability and willingness to devote adequate time to the work of our Board of Directors and its committees, as applicable; skills and personality that complement those of our other directors that helps build a board that is effective, collegial and responsive to the needs of our Company; strategic thinking and a willingness to share ideas; a diversity of experiences, expertise and background; and the ability to represent the interests of all of our stockholders. The information presented below regarding each nominee and continuing director also sets forth specific experience, qualifications, attributes and skills that led our Board of Directors to the conclusion that such individual should serve as a director in light of our business and structure.
Nominees for Election to Three-Year Terms Expiring No Later than the 2028 Annual Meeting

Class I Directors	Age	Director Since	Current Position at Cipher
Robert Flatley	62	2023	Director
Caitlin Long	55	2021	Director
Robert Flatley has served on our board of directors since August 2023. Since 2021, Mr. Flatley has served as a director, the Chief Executive Officer and founder of TS Imagine, which was formed following the merger of Trading Screen and Imagine Software. From 2018 to 2019, Mr. Flatley served as a director and as President, Chief Financial Officer and Chief Operating Officer at New York Digital Investment Group (NYDIG). From 2010 to 2018, he served as a director and Chief Executive Officer of CoreOne Technologies. Earlier in his career, Mr. Flatley was a Managing Director at both Deutsche Bank Securities, and at Banc of America Securities. He has hands-on experience in various capital markets roles, including trading, securities and prime finance, building SaaS business models, market structure, quantitative trading, software development, and software M&A. He founded successful companies as a technology entrepreneur using both software and data-as-a-service models, and he was a founding employee of two statistically driven trading businesses at bulge bracket financial institutions. He earned a B.B.A. in Accounting from the University of Iowa in 1985. We believe that Mr. Flatley is well qualified to serve on our board of directors due to his extensive experience in regulated financial services institutions and as a founder of four successful fintech companies.
Caitlin Long has served as a member of our board of directors since August 2021. Ms. Long has extensive experience in both traditional financial services and cryptocurrencies. She is the Founder and Chief Executive Officer of Custodia Bank, Inc. (formerly Avanti Financial Group, Inc.), a chartered bank that she founded in 2020 to serve as a compliant bridge between the U.S. dollar and cryptocurrency financial systems. From 2016 to 2018, Ms. Long served as the Chairman and President of Symbiont.io, an enterprise fintech company that utilizes blockchain technology. Beginning in 2017 she helped lead the charge in her native state of Wyoming to enact more than 20 blockchain‑enabling laws during consecutive legislative sessions, and in 2018 she was appointed by two Wyoming Governors to serve on related legislative committees. She worked at investment banks in New York and Zurich from 1994 to 2016, where she held senior roles as a Managing Director at Morgan Stanley and Credit Suisse. Ms. Long earned a B.A. from the University of Wyoming and a joint J.D./ M.P.P. degree from Harvard Law School and Harvard Kennedy School of Government. We believe that Ms. Long is well qualified to serve on our board of directors due to her extensive digital asset experience, her legal and regulatory expertise, and her prior experience working with public companies.
Class II Directors Whose Terms Expire at the 2026 Annual Meeting of Stockholders

Class II Directors	Age	Director Since	Current Position at Cipher
Holly Morrow Evans	49	2021	Director
James Newsome	65	2021	Chairman of the Board
Wesley Williams	48	2021	Director
Holly Morrow Evans has served on our board of directors since August 2021. Since 2015, Mrs. Evans has been a partner at Hakluyt and Company, where she currently serves as the firm’s Deputy Managing Partner. Previously, she also served as the firm's Head of Risk. From 2007 to 2013, she was a senior adviser for ExxonMobil. She also served as director on the National Security Council from 2005 to 2007 and as China advisor to the office of the Vice President from 2003 to 2005. Mrs. Evans holds a B.A. in Political Science from Georgetown and an M.A. in Asian Studies from Harvard University. We believe that Mrs. Evans is well qualified to serve on our board of directors due to her extensive advisory experience.

James Newsome has served as a member of our board of directors since August 2021. Mr. Newsome served on the advisory board of Bitfury Top HoldCo from 2015 until 2021. Mr. Newsome served as president of the New York Mercantile Exchange from August of 2004 until it was acquired by the CME Group in 2009. He subsequently served on the board of CME Group from 2009 until 2011. Mr. Newsome has also previously served on the board of directors of the Dubai Mercantile Exchange and is a former director of the National Futures Association. From 1998 until 2004, Mr. Newsome held various senior roles at the U.S. Commodity Futures Trading Commission (“CFTC”) from Commissioner (1998 to 2000) to a Chairman of CFTC (2000 to 2004). As a Chairman of CFTC, Mr. Newsome guided the regulation of the nation’s futures markets and led the CFTC’s regulatory implementation of the Commodity Futures Modernization Act of 2000. He also served as one of four members of the President’s Working Group for Financial Markets, along with the Secretary of the Treasury and the Chairmen of the Federal Reserve and the Securities and Exchange Commission ("SEC"). Mr. Newsome is also presently a founding partner of Delta Strategy Group, a full‑service government affairs firm based in Washington, D.C. He earned a B.S. in Economics from the University of Florida, a Masters in Genetics from Mississippi State University and a Ph.D. in Economics from Mississippi State University. We believe that Mr. Newsome is well qualified to serve on our board of directors due to his extensive corporate finance and management experience.
Wesley Williams has served on our board of directors since August 2021. Mr. Williams brings over 25 years of experience in corporate finance. Since 2021, Mr. Williams has served as the Head of Aquarian Credit Partners, the syndicated high yield credit investing arm of insurance holding company Aquarian Holdings. Beginning in 2017, he served as Portfolio Manager, Chief Operating Officer, and a member of the Board of Managers of Gallatin Loan Management, a high yield credit investment management firm. From 2013 until 2016, Mr. Williams was a founding partner of Hildene Leveraged Credit, until its sale to affiliates of Fortress Investment Group. From 2010 through 2012, he worked as a turnaround Operating Partner, Interim CFO, and Shareholder Representative for Goldman Sachs portfolio companies. From 2006 until 2008, Mr. Williams worked as a Vice President of specialty finance and leveraged credit at Marathon Asset Management, a high yield credit investment manager. From 1999 through 2005, Mr. Williams also held various roles in the Investment Banking and Merchant Banking Divisions of Goldman Sachs. He holds an AB in Sociology from Harvard College and an MBA from Harvard Business School. We believe that Mr. Williams is well qualified to serve on our board of directors due to his extensive corporate finance and overall management experience.
Class III Directors Whose Terms Expire at the 2027 Annual Meeting of Stockholders

Class III Directors	Age	Director Since	Current Position at Cipher
Tyler Page	49	2021	Chief Executive Officer and Director
Cary Grossman	71	2021	Director
Tyler Page has served as Cipher’s Chief Executive Officer and as a member of the Board since August 2021. From 2020 to 2021, Mr. Page served as Head of Business Development for digital asset infrastructure at Bitfury Holding, where he was responsible for business development and strategic planning work of the Bitfury Group. He brings more than 20 years of experience in institutional finance and fintech, including as a member of the Management Committee and Head of Client Strategies at New York Digital Investment Group (NYDIG), from 2017 to 2019, and as Head of Institutional Sales at Stone Ridge Asset Management, from 2016 to 2019. Previously, he served as Global Head of Business Development for Fund Solutions at Guggenheim Partners in New York and London, as well as in various roles on derivatives teams at Goldman Sachs and Lehman Brothers. He began his career as an attorney at Davis Polk & Wardwell LLP. He holds a J.D. from the University of Michigan Law School and a B.A. from the University of Virginia.
Cary Grossman has served as a member of our board of directors since August 2021. Mr. Grossman co-founded GWAC in 2020 and served as its President and a member of its board of directors from June 2020 through August 2021. Mr. Grossman also served as CEO, President, Chief Financial Officer and a member of the board of directors of Good Works II Acquisition Corp. during the period from February 2021 through February 2023. Mr. Grossman is a veteran corporate finance professional with a combination of executive management, investment banking and public accounting experience. In 2010, Mr. Grossman co-founded Shoreline Capital Advisors, Inc., an advisory firm focused on providing financial advisory services to middle-market companies. Prior to Shoreline Capital Advisors, from 1991 to 2002, Mr. Grossman co-founded and was the CEO of another investment banking firm, McFarland, Grossman & Company. Earlier in his career, he practiced public accounting for 15 years. Mr. Grossman also held a number of executive positions, including: President of XFit, Inc. from 2019 to 2020; Chief Financial Officer of Blaze Metals, LLC from 2007 to 2010; Executive Vice President, Chief Financial Officer and Chief Operating Officer of Gentium, S.P.A. from 2004 to 2006; Chief Executive Officer of ERP Environmental Services, Inc. and Chief Financial Officer of U.S. Liquids, Inc. from 2001 to

2003. He also co-founded Pentacon, Inc. (NYSE: JIT) and served as a board member and Executive Chairman from 1998 until 2002, and as a director of Metalico (NYSE: MEA) from 2014 until 2015 and INX Inc. (Nasdaq: INXI) from 2004 until 2011. Mr. Grossman is a Certified Public Accountant and earned a B.B.A. in Business Administration from the University of Texas. We believe that Mr. Grossman is well qualified to serve on our board of directors due to his extensive corporate finance and management experience and his overall public company experience.
Board Recommendation
The Board of Directors unanimously recommends a vote FOR the election of each of Robert Flatley and Caitlin Long as a Class I director to hold office until the 2028 Annual Meeting and until his or her successor has been duly elected and qualified until his or her earlier death, resignation or removal.

PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
Appointment of Independent Registered Public Accounting Firm
The Audit Committee appoints our independent registered public accounting firm. In this regard, the Audit Committee evaluates the qualifications, performance and independence of our independent registered public accounting firm and determines whether to re-engage our current firm. As part of its evaluation, the Audit Committee considers, among other factors, the quality and efficiency of the services provided by the firm, including the performance, technical expertise, industry knowledge and experience of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the firm; the firm’s global capabilities relative to our business; and the firm’s knowledge of our operations.
In deciding to appoint CBIZ CPAs P.C. ("CBIZ"), the Audit Committee reviewed auditor independence issues and existing commercial relationships with CBIZ and concluded that neither CBIZ nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors and providing audit and permissible non-audit related services. Upon consideration of these and other factors, the Audit Committee has appointed CBIZ to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
Although ratification is not required by our amended and restated bylaws (“Bylaws”) or otherwise, the Board is submitting the selection of CBIZ to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and believe stockholder ratification is a good corporate governance practice. If our stockholders do not ratify the selection, the Board and the Audit Committee will take this fact into consideration in determining whether it is appropriate to select a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Representatives of CBIZ are expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.
Change in Independent Registered Public Accounting Firm
As previously reported, CBIZ acquired the attest business of Marcum LLP (“Marcum”), effective November 1, 2024, and substantially all of the partners and staff that provided attestation services with Marcum joined CBIZ.
On April 14, 2025, Marcum resigned as the Company’s independent registered public accounting firm, and with the approval of the Audit Committee of our Board, we engaged CBIZ as our independent registered public accounting firm, effective as of April 15, 2025. Marcum audited our financial statements for the fiscal year ended December 31, 2024.
During the fiscal years ended December 31, 2023 and 2024, and the subsequent interim period through April 14, 2025, neither we nor anyone on our behalf consulted with CBIZ regarding (1) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that CBIZ concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, or (2) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).
The report of Marcum on our financial statements for the fiscal years ended December 31, 2024 and 2023 included in our Annual Report on Form 10-K for the year ended December 31, 2024 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principle. The report of Marcum on the effectiveness of internal control over financial reporting as of December 31, 2024 expressed an adverse opinion because of the existence of a material weakness.
During the fiscal years ended December 31, 2023 and 2024, and the subsequent interim period through April 14, 2025, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between us and Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Marcum, would have caused them to make reference to the subject matter of such a disagreement in connection with its audit reports on our financial statements for such years. In addition, during the fiscal years ended December 31, 2023 and 2024 and the subsequent interim period through April 14,

2025, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions), except that, as reported in our Annual Report on Form 10-K for the year ended December 31, 2024, as of December 31, 2024, we determined there was a material weakness in our internal control over financial reporting related to certain Information Technology General Controls over change management controls.
We provided Marcum with a copy of the above disclosures and requested that Marcum furnish us with a letter addressed to the SEC, pursuant to Item 304(a)(3) of Regulation S-K, stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of Marcum’s letter, dated April 18, 2025, stating that it agrees with such statements, was filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on April 18, 2025.
Audit, Audit-Related, Tax and All Other Fees
The following table sets forth the fees of Marcum, our independent registered public accounting firm, for each of the last two fiscal years. As of December 31, 2024, CBIZ had not rendered any services to us, and accordingly we did not pay any fees for professional audit services to CBIZ for the years ended December 31, 2024 or 2023.

	Year Ended December 31,
Fee Category	2024	2023
Audit Fees	$2,399,681	$1,557,296
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$2,399,681	$1,557,296
Audit Fees
Audit fees consist of fees related to professional services rendered in connection with the annual audit of our financial statements, review of our quarterly financial statements and review of the Company’s registration statements and other filings.
Audit-Related Fees
Audit-related fees consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. We did not pay Marcum for consultations concerning financial accounting and reporting standards for the last two fiscal years.
Tax Fees
Tax fees consist of fees billed for professional services related to state and local tax preparation.
All Other Fees
We did not pay Marcum for other services for the last two fiscal years.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage CBIZ to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by CBIZ has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The

Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. On a periodic basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by CBIZ without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. All services provided by our independent registered public accounting firm in 2024 and 2023 were approved in accordance with such pre-approval policies and consistent with SEC rules.
Board Recommendation
The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
Audit Committee Report
The Audit Committee of the Board of Directors has furnished the following report, in accordance with rules established by the SEC, for inclusion in this Proxy Statement.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2024, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addition, the Audit Committee reviewed and discussed with management the internal audit plan for the year ended December 31, 2024. Furthermore, the Audit Committee reviewed and discussed with the Company’s management the Company’s design and functioning of its internal controls over financial reporting, including a review of management’s report on its assessment and for the year ended December 31, 2024, Marcum’s audit of the effectiveness of the Company’s internal controls over financial reporting and any significant deficiencies or material weaknesses identified by such audit. The Audit Committee reviewed with Marcum LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with Marcum LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee has received the written disclosures and the letter from Marcum LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Marcum LLP’s communications with the Audit Committee concerning independence, and has discussed with Marcum LLP their independence. The Audit Committee also considered the compatibility of non-audit services with Marcum LLP’s independence.
The Audit Committee discussed with Marcum LLP the overall scope and plans for their audit. The Audit Committee regularly meets with Marcum LLP, with and without management present, to discuss the results of their examination, the Company’s internal controls, and the overall quality of the Company’s financial reporting.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.
Submitted by the Audit Committee of the Company’s Board of Directors
Cary Grossman, Chair of the Committee
Robert Flatley
Wesley Williams

PROPOSAL NO. 3 ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Overview
This stockholder advisory vote, commonly known as “Say-on-Pay,” is required pursuant to Section 14A of the Exchange Act and gives our stockholders the opportunity to approve or not approve, on a non-binding advisory basis, the compensation paid to our named executive officers for our 2024 fiscal year.
The Board of Directors unanimously recommends a vote FOR the following resolution:
“Resolved, that the stockholders of Cipher Mining Inc. hereby approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement, including in the Executive and Director Compensation section, compensation tables and narrative disclosures.”

We encourage our stockholders to review the “Executive Compensation” section and the Summary Compensation Table and related compensation tables and narrative disclosure set forth in this Proxy Statement for more information. As described therein, we seek to closely align the interests of our named executive officers with the interests of our stockholders. Our compensation programs are designed to enable us to retain key management whose skill sets are uniquely tailored to our business model.
Because your vote is advisory, it will not be binding upon the Company, the Board or the Compensation Committee. However, we value the opinions of our stockholders, and the Compensation Committee will take into account the outcome of this vote when considering future compensation decisions.
Board Recommendation
The Board believes that the compensation of our named executive officers, as described in Executive and Director Compensation, compensation tables and narrative disclosures, is appropriate for the reasons discussed herein.
The Board of Directors unanimously recommends a vote FOR the resolution to approve, on an advisory (non-binding) basis, the compensation of our named executive officers for fiscal year 2024.

PROPOSAL NO. 4 ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY RESOLUTIONS TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Overview
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, this proposal, commonly known as a “say on frequency” proposal, enables our stockholders to vote, on an advisory or non-binding basis, on how frequently they would like to vote on future advisory resolutions to approve the compensation of our named executive officers. By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation every one, two or three years. Alternatively, stockholders may abstain from voting on this proposal. SEC rules require that stockholders must be given the opportunity to vote on their preference as to how frequently we should seek future non-binding, advisory votes to approve the compensation of our named executive officers no less frequently than every six years.
The Board has determined that holding an advisory say-on-pay vote on compensation of our named executive officers every year is the most appropriate alternative for us, and therefore the Board recommends that you vote for a one-year interval for future advisory say-on-pay votes.
We ask our stockholders to vote for, on a non-binding, advisory basis, a one-year interval for future advisory resolutions to approve the compensation of our named executive officers. Although this vote will not be binding on Cipher or the Board, the Board will take into account the outcome of this vote in making a determination on the frequency at which we will include future advisory resolutions to approve the compensation of our named executive officers in future proxy statements.
Stockholders are not voting to approve or disapprove the Board’s recommendation. Rather, stockholders are being asked to express their preference regarding the frequency of future advisory votes to approve executive compensation. The frequency that receives the required vote at the Annual Meeting will be the frequency recommended by stockholders. If no frequency receives the required vote, then we will consider the option of ONE YEAR, TWO YEARS, or THREE YEARS that receives the highest number of votes cast to be the frequency recommended by stockholders.

Board Recommendation
The Board of Directors unanimously recommends a vote to hold future advisory votes to approve the compensation of our named executive officers every “ONE YEAR.”

EXECUTIVE OFFICERS
The table below identifies and sets forth certain biographical and other information regarding our executive officers as of the date of this filing. There are no family relationships among any of our executive officers or directors.

Executive Officer	Age	Position	In Current Position Since
Tyler Page	49	Chief Executive Officer and Director	2021
Edward Farrell	64	Chief Financial Officer	2021
Patrick Kelly	46	Co-President and Chief Operating Officer	2021
William Iwaschuk	49	Co-President, Chief Legal Officer and Corporate Secretary	2021
See page 9 of this Proxy Statement for the biography of Tyler Page.
Edward Farrell has served as Cipher’s Chief Financial Officer since August 2021. Prior to Cipher, from 2003 to 2018, Mr. Farrell held several senior positions at AllianceBernstein, L.P., including Controller, Chief Accounting Officer and Chief Financial Officer. Mr. Farrell brings more than 35 years of financial administration and leadership experience in the financial services industry, including his prior positions at Nomura Securities International and Salomon Brothers. Mr. Farrell started his career at PricewaterhouseCoopers LLP. Mr. Farrell currently serves on the board of directors Arbor Realty Trust, Inc. where he is a member to both their Audit and Compensation Committees. He received his B.B.A. in Business Administration from St. Bonaventure University.
Patrick Kelly has served as Cipher’s Chief Operating Officer since August 2021, and as Co-President since March 2023. Prior to Cipher, from 2012 to 2019, Mr. Kelly served as Chief Operating Officer at Stone Ridge Asset Management, LLC. Between 2012 and 2018, he also held several directorship positions with several trusts of Stone Ridge Asset Management. From 2009 to 2012, Mr. Kelly served as Chief Operating Officer of Quantitative Strategies at Magnetar Capital. Prior to that, he served as Head of Portfolio Valuation at D. E. Shaw & Co. Mr. Kelly is a Chartered Financial Analyst (CFA) and received his B.S. in Finance from DePaul University.
William Iwaschuk has served as Cipher’s Chief Legal Officer since August 2021, as Corporate Secretary since May 2022 and as Co-President since March 2023. Prior to Cipher, from 2014 to 2020, Mr. Iwaschuk held senior positions at Tower Research Capital LLC, including serving as General Counsel and Secretary (2016‑2020) and Counsel (2014‑2016). From 2013 to 2014, Mr. Iwaschuk was a Partner in the Investment Management Group of Morgan, Lewis & Bockius LLP in New York. Mr. Iwaschuk also previously served as a Vice‑President in the legal department at Goldman Sachs & Co. from 2005 until 2012. He started his career as an equity derivatives associate at Davis Polk & Wardwell LLP in New York. Mr. Iwaschuk also currently serves on the board of directors of the Texas Blockchain Council. Mr. Iwaschuk received his LL.B. and B.A. degrees from The University of British Columbia.

CORPORATE GOVERNANCE
Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines. A copy of these Corporate Governance Guidelines can be found in the “Corporate Governance” section of the “Investor Relations” page of our website located at https://investors.ciphermining.com, or by writing to our Corporate Secretary at our offices at 1 Vanderbilt Avenue, Floor 54, New York, New York, 10017. Among the topics addressed in our Corporate Governance Guidelines are:

•Board independence and qualifications
•Executive sessions of independent directors
•Selection of new directors
•Director orientation and continuing education
•Limits on board service
•Change of principal occupation
•Term limits
•Director responsibilities
•Director compensation

•Stock ownership
•Board access to senior management
•Board access to independent advisors
•Board and Board committee self-evaluations
•Board meetings
•Meeting attendance by directors and non-directors
•Meeting materials
•Board committees, responsibilities and independence
•Succession planning
•Communications with the Board
•Risk Management

Board Leadership Structure
Our Corporate Governance Guidelines provide our board of directors with flexibility to combine or separate the positions of Chairperson of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. Our Corporate Guidelines also provide that if the Chairperson is an independent director, then the Chairperson of the Board will serve as lead director.
The positions of our Chairperson of the Board and our Chief Executive Officer are currently served by two separate persons. James Newsome, an independent director, serves as Chairperson of the Board and performs the function of lead director, and Tyler Page serves as our Chief Executive Officer.
The Board believes that our current leadership structure of Chief Executive Officer and Chairperson of the Board being held by two separate individuals, with the Chairperson qualified as independent and serving as lead director, is in the best interests of the Company and its stockholders and strikes the appropriate balance between the Chief Executive Officer’s responsibility for the strategic direction, day-to day-leadership and performance of our Company and the Chairperson’s responsibility to guide overall strategic direction of our Company and provide oversight of our corporate governance and guidance to our Chief Executive Officer and to set the agenda for and preside over Board meetings.
We recognize that different leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies. Accordingly, the Board will continue to periodically review our leadership structure and make such changes in the future as it deems appropriate and in the best interests of the Company and its stockholders.
Additionally, on April 8, 2022, we entered into a Board Observer Agreement (the “Board Observer Agreement”) with Bitfury Holding B.V. (“Bitfury Holding”) and Bitfury Top HoldCo B.V. (“Bitfury,” and together with “Bitfury Holding,” the “Bitfury Investors”), which provides that the Bitfury Investors have the right to designate a representative to serve as an observer (the “Observer”) of our Board. The Observer has the right to attend and observe meetings of the Board, including any meetings of the committees of the Board, subject to certain exceptions specified in the Board Observer Agreement. The Bitfury Investors’ rights under the Board Observer Agreement will terminate upon the date that the Bitfury Investors no longer beneficially own at least 10% of the outstanding shares of common stock. As of the date of this Proxy Statement, the Bitfury Investors have not designated an Observer pursuant to the Board Observer Agreement. The Board Observer Agreement was negotiated and approved by an independent committee of the Board.
Director Independence
Our Board has undertaken a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships and all other facts and circumstances our Board deemed relevant in determining their independence, including the director’s beneficial ownership of our common stock, our Board of Directors has determined that none of James Newsome, Robert Dykes, Robert Flatley, Cary Grossman, Caitlin Long, Holly Morrow Evans and Wesley Williams, representing seven of our eight directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors qualifies as “independent” as that term is defined under the Nasdaq rules. Tyler Page is not an independent director due to his employment as Chief Executive Officer of the Company.
Board Committees
Our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which has the composition and the responsibilities described below. In addition, from time to time, special committees may be established under the direction of our Board when deemed advisable to address specific issues. Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee operates under a written charter.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Robert Flatley	X	Chair
Cary Grossman	Chair
Caitlin Long		X	Chair
Holly Morrow Evans		X	X
Wesley Williams	X		X
Audit Committee
Our Audit Committee is responsible for, among other things:
•overseeing our accounting and financial reporting process;
•appointing, compensating, retaining and overseeing the work of our independent auditor and any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for us;
•discussing with our independent auditor any audit problems, financial reporting issues or difficulties in connection with the preparation of the Company's financial statements and management’s response;
•pre-approving all audit and non-audit services provided to us by our independent auditor (other than those provided pursuant to appropriate preapproval policies established by the Audit Committee or exempt from such requirement under the rules of the Securities and Exchange Commission);
•reviewing and discussing our annual and quarterly financial statements with management and our independent auditor;
•overseeing our risk management policies, including, but not limited to, our financial reporting, accounting and auditing matters, business continuity, legal and regulatory, information and cybersecurity risks;
•receiving periodic updates from management on our major financial risks, information and cybersecurity exposures and steps taken by management to identify, monitor and control these exposures;
•reviewing and approving or ratifying any related person transactions;
•establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and for the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and
•preparing the Audit Committee report required by SEC rules.
Our Audit Committee currently consists of Cary Grossman, Robert Flatley and Wesley Williams, with Mr. Grossman serving as chair. All members of our Audit Committee meet the requirements for financial literacy under the applicable Nasdaq rules and regulations. Our Board of Directors has affirmatively determined that each member of our Audit Committee qualifies as “independent” under Nasdaq’s additional standards applicable to Audit Committee members and Rule 10A-3 of the Exchange Act of 1934, as amended (the “Exchange Act”) applicable Audit Committee members. In addition, our Board of Directors has determined that each member of our Audit Committee qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.
Compensation Committee
Our Compensation Committee is responsible for, among other things:
•determining, or recommending to our board of directors for determination, the compensation of our Chief Executive Officer and other executive officers;
•reviewing and making recommendations to our board of directors regarding director compensation;
•reviewing and approving or making recommendations to our board of directors regarding our incentive award plan, including to make grants of cash-based and equity-based awards under the incentive award plan;
•appointing and overseeing any compensation consultants, legal counsel or other advisors;
•reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required; and
•preparing the annual Compensation Committee report required by SEC rules, to the extent required.
Our Compensation Committee currently consists of Robert Flatley, Holly Morrow Evans and Caitlin Long, with Mr. Flatley serving as chair. Our Board of Directors has determined that each member of our Compensation Committee qualifies as “independent” under Nasdaq’s additional standards applicable to compensation committee members and is a “non-employee director” as defined in Section 16b-3 of the Exchange Act.
Pursuant to the Compensation Committee’s charter, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. Before selecting any such consultant, counsel or advisor, the Compensation Committee reviews and considers the independence of such consultant, counsel or advisor in accordance with applicable Nasdaq rules. We must provide appropriate funding for payment of reasonable compensation to any advisor retained by the Compensation Committee.
Compensation Consultants
As mentioned above, the Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In 2024, the Compensation Committee engaged each of Pay Governance LLC ("Pay Governance") and Semler Brossy Consulting Group, LLC ("Semler Brossy") as a consultant and advisor to provide information on competitive market pay practices for senior executives, as described in further detail under “Executive and Director Compensation, Equity Awards – Elements of Our Executive Compensation Program.” Neither Pay Governance nor Semler Brossy maintained any other direct or indirect business relationships with the Company or any of its affiliates. The Compensation Committee reviewed the independence of Pay Governance and Semler Brossy, including the factors required by Nasdaq and the SEC, and determined that the services provided by Pay Governance and Semler Brossy did not raise any conflicts of interest.

Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is responsible for, among other things:
•identifying individuals qualified to become members of our Board and ensure the Board has the requisite expertise and consists of persons with sufficiently diverse and independent backgrounds;
•recommending to our Board the persons to be nominated for election as directors and to each committee of the Board;
•developing and recommending to our Board corporate governance guidelines, and reviewing and recommending to our Board proposed changes to our corporate governance guidelines from time to time; and
•overseeing the periodic evaluations of our Board and its committees.
Our Nominating and Corporate Governance Committee currently consists of Caitlin Long, Holly Morrow Evans and Wesley Williams, with Ms. Long serving as chair. Our Board has determined that each member of our Nominating and Corporate Governance Committee qualifies as “independent” under applicable Nasdaq rules applicable to nominating and corporate governance committee members.
Board and Board Committee Meetings and Attendance
During fiscal 2024, our Board of Directors met nine times, the Audit Committee met five times, the Compensation Committee met five times and the Nominating and Corporate Governance Committee met four times. In 2024, each of our current directors attended at least 75% of the meetings of the Board and committees on which he or she served as a member held during the period for which he or she was a member of the Board and committees, as applicable.
Executive Sessions
Executive sessions, which are meetings of the non-management members of the Board, are periodically scheduled throughout the year. In addition on a regularly scheduled basis, but no less than twice a year, the independent directors meet in a private session that excludes management and any non-independent directors. At each of these meetings, the non-management and independent directors in attendance, as applicable, determine which member will preside at such session.
Director Attendance at Annual Meeting of Stockholders
We do not have a formal policy regarding the attendance of our Board members at our annual meetings of stockholders, but we expect directors to attend any meeting of stockholders. All directors then-serving attended last year’s annual general meeting of stockholders, and, to the Company’s knowledge.
Director Nominations Process
The Nominating and Corporate Governance Committee is responsible for recommending candidates to serve on the Board and its committees. In considering whether to recommend any particular candidate to serve on the Board or its committees or for inclusion in the Board’s slate of recommended director nominees for election at the annual meeting of stockholders, the Nominating and Corporate Governance Committee considers the criteria set forth in our Corporate Governance Guidelines. Specifically, the Nominating and Corporate Governance Committee may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, finance or matters relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective; practical and mature business judgment; and any other relevant qualifications, attributes or skills. In addition, the Board may also consider whether there are potential conflicts of interest with the candidate’s other personal and professional pursuits. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.
We aim to review a variety of qualified candidates from different backgrounds in identifying director nominees, and do not have a formal diversity policy. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience and perspective in these various areas.
In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from other members of the Board, management, stockholders and other sources, including third party recommendations. The Nominating and Corporate Governance Committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. The Nominating and Corporate Governance Committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. When considering director candidates, the Nominating and Corporate Governance Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness. In connection with its annual recommendation of a slate of nominees, the Nominating and Corporate Governance Committee also may assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board.
Mr. Flatley joined our Board in 2023 and was initially recommended to serve as a member of our Board by our chief executive officer. In determining to nominate each of the director nominees to be elected at the Annual Meeting, each were evaluated in accordance with our standard review process for director candidates described herein.
When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on the information discussed in each of the board member’s biographical information set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. This process resulted in the Board’s nomination of the incumbent directors named in this Proxy Statement and proposed for election by you at the Annual Meeting.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee will review and evaluate the candidate based on information available to it and will apply the same criteria and process as it does for other director candidates. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Secretary, Cipher Mining Inc., 1 Vanderbilt Avenue, Floor 54, New York, New York 10017. Stockholders also must satisfy the notification, timeliness, consent and information requirements set forth in our Bylaws. These timing requirements are also described under the caption “Stockholder Proposals and Director Nominations.”
Board Role in Risk Oversight
The Board of Directors has overall responsibility for risk oversight, including, as part of regular Board and committee meetings, general oversight of executives’ management of risks relevant to the Company. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the Board of Directors in reviewing our business strategy is an integral aspect of the Board’s assessment of management’s tolerance for risk and its determination of what constitutes an appropriate level of risk for the Company. While the full Board has overall responsibility for risk oversight, it is supported in this function by its Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each of the committees regularly reports to the Board.
The Audit Committee assists the Board in fulfilling its risk oversight responsibilities by overseeing our policies with respect to risk management, periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the effectiveness of internal controls, our compliance with legal and regulatory requirements and our enterprise risk management program and our information and cybersecurity risk exposures. The Audit Committee receives periodic updates from management on our major financial risks, information and cybersecurity exposures and the steps taken by management to identify, monitor and control these exposures. Through its regular meetings with management, including the finance and legal functions, the Audit Committee reviews and discusses significant areas of our business and summarizes for the Board areas of risk and the appropriate mitigating factors. The Compensation Committee assists the Board by overseeing and evaluating risks related to the Company’s compensation structure and compensation programs, including the formulation, administration and regulatory compliance with respect to compensation matters. The Nominating and Corporate Governance Committee assists the Board by overseeing and evaluating programs and risks associated with Board organization, membership and structure, and corporate governance. In addition, our Board receives periodic detailed operating performance reviews from management.

Committee Charters and Corporate Governance Guidelines
Our Corporate Governance Guidelines, charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee and other corporate governance information are available under the Governance section of the Investor Relations page of our website located at https://investors.ciphermining.com, or by writing to our Secretary at our offices at 1 Vanderbilt Avenue, Floor 54, New York, New York 10017.
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our code of business conduct and ethics is available under the Corporate Governance section of our website at https://investors.ciphermining.com. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq rules concerning any amendments to, or waivers from, any provision of the code.
Insider Trading Compliance Policy; Anti-Hedging Policy
Our Board of Directors has adopted an Insider Trading Compliance Policy, which governs the purchase, sale and other dispositions of our securities and applies to all of our directors, officers and employees. We believe our Insider Trading Compliance Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. A copy of our Insider Trading Compliance Policy was filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2024.
The policy also prohibits our directors, officers and employees from engaging in short sales, transactions in puts, calls and other derivative securities involving the Company’s equity securities, on an exchange, on an over-the-counter market, or in any other organized market, hedging transactions involving the Company’s securities, such as prepaid variable forward contracts, equity swaps, collars and exchange funds, or other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities and pledging Company securities as collateral for a loan, purchasing Company securities on margin (i.e., borrowing money to purchase the securities), or placing Company securities in a margin account, subject to specified exceptions.
Clawback Policy
Our Board of Directors has adopted a Compensation Recoupment Policy (the "Clawback Policy"), in accordance with the Nasdaq listing standards and Exchange Act Rule 10D-1, which applies to our current and former executive officers. Under the Clawback Policy, we are required to recoup the amount of any erroneously awarded compensation (as defined in the Clawback Policy) on a pre-tax basis within a specified lookback period in the event of any Financial Restatement (as defined in the Clawback Policy), subject to limited impracticability exceptions. The Clawback Policy is overseen and administered by the Compensation Committee.
Communications with the Board
Any stockholder who desires to communicate with our Board of Directors, our non-management directors or any specified individual director, may do so by directing such correspondence to the attention of the Secretary, Cipher Mining Inc., 1 Vanderbilt Avenue, Floor 54, New York, New York, 10017. The Secretary will forward the communication to the appropriate director or directors as appropriate.

EXECUTIVE AND DIRECTOR COMPENSATION
This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. In 2024, our “named executive officers” and their positions were as follows:
•Rodney Tyler Page, Chief Executive Officer;
•Edward Farrell, Chief Financial Officer;
•Patrick Kelly, Co-President and Chief Operating Officer; and
•William Iwaschuk, Co-President, Chief Legal Officer and Corporate Secretary.
This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from the currently planned programs summarized in this discussion.
Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2024 and December 31, 2023.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Rodney Tyler Page	2024	825,000	1,650,000	14,858,933	13,800	17,347,733
Chief Executive Officer	2023	562,500	2,485,000	2,600,000	9,000	5,656,500
Edward Farrell	2024	525,000	787,500	3,467,086	12,925	4,792,511
Chief Financial Officer	2023	362,500	1,242,083	1,300,000	8,389	2,912,972
Patrick Kelly	2024	525,000	787,500	4,457,679	13,800	5,783,979
Co-President and Chief Operating Officer	2023	362,500	1,242,083	1,300,000	9,778	2,914,361
William Iwaschuk	2024	525,000	787,500	4,457,679	5,250	5,775,429
Co-President, Chief Legal Officer and Corporate Secretary	2023	362,500	1,242,083	1,300,000	11,319	2,915,902
__________________________________________
(1)Amounts reflect the actual base salaries paid to each named executive officer in respect of fiscal years 2024 and 2023.
(2)Amounts reflect (i) 2024 annual bonus awards granted in recognition of performance in 2024, which were paid on January 15, 2025, (ii) 2023 annual bonus awards granted in recognition of performance in 2023, which were paid on February 15, 2024 and (iii) discretionary cash bonus awards paid in 2023. The aggregate amount of annual bonus awards paid to each named executive officer for 2024 was $1,650,000 to Mr. Page and $787,500 each to Messrs. Farrell, Kelly and Iwaschuk. The amount of annual bonus awards paid to each named executive officer in 2023 was $1,485,000 to Mr. Page, $708,750 to Messrs. Farrell, Kelly and Iwaschuk. The amount of discretionary cash bonus awards paid to each named executive officer in 2023 was $1,000,000 to Mr. Page, and $533,333 to Messrs. Farrell, Kelly and Iwaschuk.
(3)Amounts reflect the full grant-date fair value of restricted stock unit, or RSU, awards granted during 2024 and 2023 computed in accordance with ASC Topic 718. The RSUs granted to the named executive officers in 2024 and 2023 were subject to service-based vesting conditions. For information regarding the assumptions used to calculate the value of all RSU awards made to named executive officers, see “Notes to Consolidated Financial Statements – Note 17. Share-Based Compensation” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and for the fiscal year ended December 31, 2023.
(4)Amounts reflect matching contributions made to each named executive officer’s 401(k) plan account in 2024 and 2023.

Elements of Our Executive Compensation Program
Base Salary
The named executive officers receive a base salary to compensate them for services rendered to our company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.
The base salaries for each of our named executive officers for fiscal year 2024 remained the same as the base salaries in effect for fiscal year 2023, which were as follows: Mr. Page—$825,000; and Messrs. Farrell, Kelly and Iwaschuk—$525,000.
The actual salaries paid to each named executive officer for fiscal year 2024 are set forth in the “Summary Compensation Table” above in the column titled “Salary.”
2024 Bonuses
Each of our named executive officers is eligible to earn a discretionary cash bonus pursuant to the named executive officer’s respective employment agreement.
2024 Annual Performance Cash Bonuses
In December 2023, the Compensation Committee, based upon recommendations from management and the analysis and advice obtained from Pay Governance, established the following annual target bonuses for fiscal year 2024:
•For Mr. Page, a target bonus of 100% of base salary and in the event the Compensation Committee believes the Company and executive’s performance warrant, the bonus can be increased to up to 200% of base salary, at the discretion of the Committee; and
•For Messrs. Farrell, Kelly and Iwaschuk, a target bonus of 75% of base salary and in the event the Compensation Committee believes the Company and executive’s performance warrant, the bonus can be increased to up to 150% of base salary, at the discretion of the Committee.
After considering the Company’s 2024 performance and that of each named executive officer, including the achievement of corporate and operational milestones, the growth of the Company’s hash rate, successful acquisitions of significant new sites for expansion of the Company’s data center operations, careful management of the Company’s capital strategy, and individual leadership achievements, the Compensation Committee approved the following bonuses to the named executive officers for 2024: Mr. Page, a bonus payout of 200% of base salary; and each of Messrs. Farrell, Kelly and Iwaschuk, a bonus payout of 150% of base salary.
The actual bonuses paid to each named executive officer for fiscal year 2024 are set forth in the “Summary Compensation Table” above in the column titled “Bonuses.”
Equity Compensation
We maintain the Cipher Mining Inc. 2021 Incentive Award Plan (the “Incentive Award Plan”) in order to facilitate the grant of cash and equity incentives to directors, employees (including our named executive officers) and consultants of our company and to enable us to obtain and retain services of these individuals, which is essential to our long- term success.
March 2024 RSU Grants
Pursuant to the Incentive Award Plan, effective March 9, 2024, we granted RSUs (the “March 2024 RSUs”) to each of our named executive officers in the following amounts: Mr. Page: 4,702,194 RSUs; Mr. Farrell: 1,097,179 RSUs; and each of Messrs. Kelly and Iwaschuk: 1,410,658 RSUs. The March 2024 RSUs were granted in recognition of fiscal 2023 performance and were intended to serve as a strong incentive to retain our dedicated management team, and further align the compensation of our management team with the interests of our stockholders.
The March 2024 RSUs vest in equal installments on each of December 18, 2024, January 1, 2026 and January 1, 2027, subject to the named executive officer’s continuous service through the applicable vesting date; provided, that if the named executive officer’s employment is terminated by the Company without “cause,” by the named executive officer for “good reason” (as such terms are defined in the respective named executive officer’s employment agreement with the Company) or due to his death or permanent disability, all unvested March 2024 RSUs will vest in full. In addition, in the event of a

“change in control” (as defined in the Incentive Award Plan), subject to the executive officer’s continuous service to the Company through such change in control, the March 2024 RSUs will remain outstanding and unvested, provided that the March 2024 RSUs will vest immediately prior to the change in control if they are not assumed, substituted or continued in connection with the change in control and will vest upon the executive officer’s termination of service following the change in control for any reason other than for “cause” or due to voluntary resignation without “good reason.”
February 2025 RSU and PSU Grants
In 2025, the Compensation Committee, in consultation with its compensation consultant, Semler Brossy, reviewed competitive market information from the Company's peer group. Effective February 26, 2025, the Compensation Committee determined to grant the Company’s named executive officers an annual equity mix of RSUs and performance-based restricted stock units ("PSUs") (the "2025 NEO Equity Program"), based on the Compensation Committee's consideration of competitive market dynamics, including Company strategy as it relates to the Company's growing business, the Company's performance and individual performance. The 2025 NEO Equity Program for each of the named executive officers is composed of 50% RSUs and 50% PSUs. PSUs granted under the 2025 NEO Equity Program will be earned based on the achievement of performance criteria discussed below. The 2025 NEO Equity Program is intended to serve as a strong incentive to retain our dedicated management team and further align the compensation of our management team with the interests of our stockholders.
Pursuant to the 2025 NEO Equity Program, effective February 26, 2025, we granted RSUs (the “February 2025 RSUs”) to each of our named executive officers in the following amounts: Mr. Page: 1,358,696 RSUs; Mr. Farrell: 317,029 RSUs; and each of Messrs. Kelly and Iwaschuk: 407,609 RSUs.
The February 2025 RSUs vest in equal quarterly installments over a three-year period, on March 31, June 30, September 30 and December 31 of each year, with the first such vesting date having occurred on March 31, 2025, in each case, subject to the named executive officer’s continuous service through the applicable vesting date; provided, that if the named executive officer’s employment is terminated by the Company without “cause,” by the named executive officer for “good reason” (as such terms are defined in the respective named executive officer’s employment agreement with the Company) or due to his death or permanent disability, all unvested February 2025 RSUs will vest in full. In addition, in the event of a “change in control” (as defined in the Incentive Award Plan), subject to the executive officer’s continuous service to the Company through such change in control, the February 2025 RSUs will remain outstanding and unvested, provided that the February 2025 RSUs will vest immediately prior to the change in control if they are not assumed, substituted or continued in connection with the change in control and will vest upon the executive officer’s termination of service following the change in control for any reason other than for “cause” or due to voluntary resignation without “good reason.”
Pursuant to the 2025 NEO Equity Program, effective February 26, 2025, we granted PSUs (the “February 2025 PSUs”) to each of our named executive officers in the following amounts (assuming the achievement of target performance): Mr. Page: 1,358,696 PSUs; Mr. Farrell: 317,029 PSUs; and each of Messrs. Kelly and Iwaschuk: 407,609 PSUs.
The February 2025 PSUs will be earned based on the Company's total shareholder return ("TSR") relative to the TSR of companies in the S&P Americas SmallCap Software & Services Index for fiscal year 2025 and subject to a modifier based on the Company's absolute TSR. One-third of the earned PSUs will vest upon the Compensation Committee’s certification of the achievement of the performance criteria, subject to the named executive officer’s continuous service through the end of the performance period. The remaining two thirds of the earned PSUs will then vest in equal quarterly installments over the following two years, in each case, subject to the named executive officer’s continuous service through the applicable vesting date, provided, that if the named executive officer’s employment is terminated by the Company without “cause,” by the named executive officer for “good reason” (as such terms are defined in the respective named executive officer’s employment agreement with the Company) or due to his death or permanent disability, all earned but unvested PSUs will vest in full.
In addition, in the event of a “change in control” (as defined in the Incentive Award Plan), subject to the executive officer’s continuous service to the Company through such change in control, the February 2025 PSUs will remain outstanding and unvested. Notwithstanding the foregoing, (A) if a change in control occurs during the performance period, then upon the change in control, the performance period shall automatically terminate and the target number of PSUs will be deemed to be earned, and (B) if a change in control occurs after the performance period, the number of earned PSUs will be determined based on the actual performance, as certified by the Compensation Committee prior to the change in control. In either case, such earned PSUs will become fully vested upon the executive officer’s termination of service for any reason other than for “cause” or due to voluntary resignation without “good reason."

Other Elements of Compensation
Retirement Plans. We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. The Internal Revenue Code of 1986, as amended (the “Code”) allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. In 2023, we began providing matching contributions made to the 401(k) plan by our employees, including our named executive officers, up to 4% of their eligible annual compensation. The amount of matching contributions made to each of our named executive officers’ 401(k) accounts in 2024 is as follows: Mr. Page, $13,800; Mr. Farrell, $12,925; Mr. Kelly $13,800; and Mr. Iwaschuk, $5,250. We do not maintain any defined benefit pension plans or deferred compensation plans for our named executive officers.
Employee Benefits and Perquisites. All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:
•medical, dental and vision benefits;
•medical and dependent care flexible spending accounts;
•short-term and long-term disability insurance; and
•life and accidental death & dismemberment insurance.
No tax gross-ups. We generally do not provide tax gross-ups to our named executive officers.
Employment Agreements with our Named Executive Officers
On May 11, 2021, we entered into employment agreements with each of our named executive officers (the “Executive Employment Agreements”). Each Executive Employment Agreement will remain in effect through May 11, 2025, and thereafter will automatically renew annually unless either party gives notice of non-renewal. The Executive Employment Agreements provide for an initial annual base salary of $300,000 for Mr. Page and $200,000 for each of Messrs. Farrell, Kelly and Iwaschuk, which, in each case, shall be reviewed annually by the Compensation Committee and may be increased by the Compensation Committee in its sole discretion. Beginning in 2022, each named executive officer became eligible to earn a discretionary cash bonus under any of our bonus plan then in effect, subject to the named executive officer’s continued employment through the payment date. The Executive Employment Agreements also provide for each named executive officer’s eligibility to participate in the Incentive Award Plan, subject to the terms of such plan and any award agreement thereunder.
The Executive Employment Agreements provide that if the named executive officer’s employment is terminated by us without Cause, or the executive officer resigns for Good Reason (in each case as defined in the named executive officer’s Executive Employment Agreement), or we elect not to renew the employment term, in each case, subject to the named executive officer’s execution and non-revocation of a release of claims and continued compliance with the restrictive covenants to which he is bound, the named executive officer will be entitled to receive, in addition to any accrued amounts, (i) his annual base salary, paid in equal installments for a period of twelve months (or, if such termination occurs within twelve months following a “change in control” (as defined in the Incentive Award Plan), such payment shall be paid in a lump sum), (ii) a pro-rated annual bonus (to the extent the named executive officer would have been entitled to such bonus for the year in which the termination occurs), based on actual performance and (iii) payment of our share of the premiums for the continued participation in our health plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 for the twelve-month period following termination.
Pursuant to the Executive Employment Agreements, each named executive officer is subject to confidentiality and assignment of intellectual property provisions, and certain restrictive covenants, including one-year post-employment non-competition and employee and customer non-solicitation covenants.

Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2024.

	Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Rodney Tyler Page	3/9/2024	3,134,796		14,545,453	—		—
	6/14/2023	666,666	(2)	3,093,330	—		—
	9/13/2022	166,667	(3)	773,335	—		—
	11/17/2021	—	(4)	—	4,257,710	(4)	19,755,774
Edward Farrell	3/9/2024	731,453		3,393,942	—		—
	6/14/2023	333,334	(2)	1,546,670	—		—
	9/13/2022	366,667	(3)	1,701,335	—		—
Patrick Kelly	3/9/2024	940,440		4,363,642	—		—
	6/14/2023	333,334	(2)	1,546,670	—		—
	9/13/2022	366,667	(3)	1,701,335	—		—
William Iwaschuk	3/9/2024	940,440		4,363,642	—		—
	6/14/2023	333,334	(2)	1,546,670	—		—
	9/13/2022	366,667	(3)	1,701,335	—		—
__________________________________________
(1)Amounts are calculated by multiplying the number of RSUs shown in the table by $4.64, the closing market price of our stock on December 31, 2024.
(2)Represents all of the June 2023 RSUs that vest on each of June 14, 2025 and June 14, 2026.
(3)Represents all of the Special Retention RSUs that vest on September 13, 2025.
(4)Represents all of the performance-based RSUs granted to Mr. Page, calculated based on the achievement of the following performance goals: one-third of the performance-based RSUs will vest upon the company achieving a market capitalization equal to or exceeding $5 billion, $7.5 billion and $10 billion, in each case over a 30-day lookback period and subject to Mr. Page’s continuous service through the end of the applicable 30-day period.

Director Compensation
The following table provides information concerning compensation awarded to, earned by and paid to each person who served as a non-employee member of our board of directors during the fiscal year ended December 31, 2024. Mr. Page is not included in the table below as he is employed as our Chief Executive Officer and receives no compensation for his service as a director. The compensation received by Mr. Page as an employee is shown in “Executive Compensation-Summary Compensation Table” above.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
James Newsome	206,250	217,976	424,226
Robert Dykes	170,625	217,976	388,601
Holly Morrow Evans	158,750	217,976	376,726
Robert Flatley	161,250	217,976	379,226
Cary Grossman	171,875	217,973	389,848
Caitlin Long	151,875	217,976	369,851
Wesley Williams	161,250	217,976	379,226
__________________________________________
(1)Amounts reflect the annual cash retainers that the non-employee directors earned for their service in respect of 2024 under our non-employee director compensation policy.
(2)Amounts reflect the full grant-date fair value of stock awards granted during 2024 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. For information regarding the assumptions used to calculate the value of all stock awards made to our directors see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Summary of Critical Accounting Policies—Share-based compensation.” No non-employee directors held unvested stock awards as of December 31, 2024.
Under our amended and restated non-employee director compensation policy (the “Director Compensation Policy”), each non-employee director is entitled to a $150,000 annual cash retainer, and the lead independent director is also entitled to a $75,000 additional annual cash retainer. The chairs of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are entitled to an additional annual cash retainer of $25,000, $25,000, and $15,000, respectively and any non-employee director serving as a member of the Audit Committee, Compensation Committee, or Nominating and Corporate Governance Committee (other than the chairs of the respective committees) are entitled to an additional annual retainer of $12,500, $12,500 and $10,000, respectively. The cash fees are paid to non-employee directors quarterly in arrears and will be pro-rated for any quarter of partial service.
In addition to such cash compensation, under the Director Compensation Policy, at each annual meeting of our stockholders, non-employee directors who serve on the board as of the annual meeting and will continue to serve on the board following the annual meeting (including non-employee directors who are elected to serve on the board at the annual meeting) will receive an equity award of fully vested shares of our common stock that has a grant date value of $200,000. If a non-employee director is initially elected to the board on a date other than the annual meeting, the non-employee director will receive, on the date of such non-employee director’s initial election or appointment, an initial equity award of fully vested shares of our common stock that has a grant date value of $200,000, multiplied by a fraction, the numerator of which is 365 minus the number of days from the most recent annual meeting to the non-employee director’s start date and the denominator of which is 365.

Equity Compensation Plan Information
The following table provides information as of December 31, 2024 with respect to the shares of our common stock that may be issued under the Incentive Award Plan:

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (#)(1)	Weighted- Average Exercise Price of Outstanding Options, Warrants, and Rights ($)(2)	Number of Securities Available for Future Issuance Under Equity Compensation Plans (excludes securities reflected in first column) (#)(3)
Equity compensation plans approved by security holders	20,179,930	$—	8,646,554
Equity compensation plans not approved by security holders	—	—	—
Total	20,179,930	$—	8,646,554
__________________________________________
(1)Includes shares that may be issued upon the vesting of restricted stock unit awards as of December 31, 2024.
(2)Shares that will be issued upon the vesting of outstanding awards of restricted stock units have no exercise price.
(3)Includes shares available for future grants under the Incentive Award Plan. Under the terms of our Incentive Award Plan, the number of shares initially available for issuance will be increased by an annual increase on January 1 of each calendar year beginning in 2022 and ending in and including 2031, equal to the lesser of (A) three percent (3%) of the shares outstanding on the final day of the immediately preceding calendar year and (B) such smaller number of shares as determined by our Board. On January 1, 2024, this resulted in an increase of 8,728,736 shares of Common Stock available for issuance under the Incentive Award Plan.

PAY VERSUS PERFORMANCE
The following table sets forth certain information with respect to the Company’s financial performance and the compensation paid to our Principal Executive Officer (“PEO”) and other named executive officers (“NEOs”) for the fiscal years ended on December 31, 2024 and December 31, 2023, in accordance with the SEC disclosure requirements for a smaller reporting company as set forth in Item 402(v)(8) of Regulation S-K.

Year (a)	Summary Compensation Table Total for PEO(1) (b)	Compensation Actually Paid to PEO(2) (c)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (1) (d)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(2) (e)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (f)(3)	Net Loss (in Thousands)(4) (g)
2024	$17,347,733	$28,950,963	$5,450,640	$8,929,968	$828.57	$(44,635)
2023	$5,656,500	$13,868,064	$2,914,412	$8,798,410	$737.50	$(25,777)

(1)     Compensation for our PEO, Rodney Tyler Page, reflects the amounts reported in the “Summary Compensation Table” for the respective years. Average compensation for non-PEOs includes the following NEOs for all of the respective years above: Edward Farrell, Patrick Kelly, and William Iwaschuk.

(2)     Compensation “actually paid” for the PEO and average compensation “actually paid” for our non-PEOs in the respective years reflect the respective amounts set forth in columns (b) and (d), adjusted as follows in the table below, as determined in accordance with SEC rules. These dollar amounts do not reflect the actual amount of compensation earned by or paid to the PEO and our other NEOs during the applicable year.

	PEO 2024	PEO 2023	Non-PEOs 2024	Non-PEOs 2023
Summary Compensation Table Total	$17,347,733	$5,656,500	$5,450,640	$2,914,412
Less Stock Award Value Reported in Summary Compensation Table for the Covered Year	(14,858,933)	(2,600,000)	(4,127,481)	(1,300,000)
Plus Fair Value for Unvested Awards Granted in the Covered Year	14,545,453	4,130,000	4,040,404	2,065,000
Change in Fair Value of Outstanding Unvested Awards from Prior Years	425,000	6,256,675	357,000	4,290,002
Plus Fair Value for Vested Awards Granted in the Covered Year	9,858,933	—	2,948,257	—
Change in Fair Value of Awards from Prior Years that Vested in the Covered Year	1,632,776	424,888	261,148	828,996
Less Fair Value of Awards Forfeited during the Covered Year	—	—	—	—
Compensation Actually Paid	$28,950,963	$13,868,064	$8,929,968	$8,798,410
Fair values set forth in the table above are computed in accordance with ASC 718 as of the end of the respective fiscal year, other than fair values of awards that vest in the covered year, which are valued as of the applicable vesting date.

(3)     TSR is cumulative for the measurement periods beginning on December 31, 2022 and ending on December 31 of each of 2024 and 2023, respectively, calculated in accordance with Item 201(e) of Regulation S-K.

(4)     Reflects “Net Loss” in the Company’s Consolidated Statements of Income included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2024 and December 31, 2023.

Relationship between Compensation Actually Paid Versus Cumulative TSR of Company
The amount of compensation actually paid to the PEO and the average amount of compensation actually paid to the non-PEO NEOs have generally aligned with the Company’s cumulative TSR over the two-year period presented in the table. From January 1, 2023 to December 31, 2024, cumulative TSR increased by approximately 364%, while compensation actually paid to the PEO increased by approximately 109% and the average compensation actually paid to the non-PEO NEOs increased by approximately 2.2% over the same period. For the two years presented, the increase in both compensation actually paid and cumulative TSR are primarily driven by the change in the Company's stock price from $0.56 as of December 31, 2022, $4.13 as of December 31, 2023, to $4.64 as of December 31, 2024. Stock price is a large driver in the value of the equity incentive awards, which is a major component of compensation actually paid to the PEO and the average compensation actually paid to the non-PEO NEOs.

Relationship between Compensation Actually Paid Versus Net Loss
There is a limited relationship between net loss and our PEO and NEO “compensation actually paid.” This is primarily because the Company's stock price is a large driver in the value of the equity incentive awards, which is a major component of compensation actually paid to the PEO and the average compensation actually paid to the non-PEO NEOs. In addition, for the periods reported in the table, we did not use net loss as a measure of our performance in any of our executive compensation plans.

STOCK OWNERSHIP
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information with respect to holdings of our common stock as of April 8, 2025 by:
•stockholders who beneficially own more than 5% of the outstanding shares of our common stock;
•each of our named executive officers and directors; and
•all directors and executive officers as a group.
The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days.
Unless otherwise noted, the business address of each of those listed in the table below is 1 Vanderbilt Avenue, Floor 54, New York, New York 10017. We have based our calculation of the percentage of beneficial ownership on 371,145,013 shares of our common stock outstanding as of April 8, 2025.

Name of Beneficial Owners	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock
Significant Stockholders and Affiliated Entities:
Entities Affiliated with Bitfury(1)	98,747,588	26.61%
BlackRock, Inc.(2)	18,626,446	5.02%
Directors and Named Executive Officers:
Tyler Page	5,472,860	1.47%
Edward Farrell	1,189,901	*
Patrick Kelly	1,030,792	*
William Iwaschuk	953,688	*
James Newsome	167,080	*
Robert Dykes	1,103,745	*
Holly Morrow Evans	167,080	*
Robert Flatley	79,171	*
Cary Grossman	240,829	*
Caitlin Long	167,080	*
Wesley Williams	167,080	*
All Directors and Executive Officers as a group (11 individuals)	10,739,306	2.89%
__________________________________________
* Less than one percent
(1)Based solely on a Schedule 13D/A filed on November 12, 2024, consists of (i) 50,014,484 shares of common stock held by V3 Holding Limited (“V3”), (ii) 43,911,544 shares of common stock held by Bitfury Top HoldCo B.V. and (iii) 4,821,560 shares of common stock held by Bitfury Holding. Bitfury Top HoldCo is the sole owner of Bitfury Holding. As a result, Bitfury Top HoldCo may be deemed to share beneficial ownership the shares of common stock held by Bitfury Holding. Valerijs Vavilovs is the sole owner of V3, which is the majority owner of Bitfury Group Limited (“BGL”). BGL is the sole owner of Bitfury Top HoldCo. As a result of the foregoing relationships, each of Mr. Vavilovs, V3 and BGL may be deemed to share beneficial ownership of the common stock beneficially owned by Bitfury Top Holdco and Mr. Vavilovs is deemed to share beneficial ownership of the common stock beneficially owned by V3. Bitfury Holding has shared voting and dispositive power over 4,821,560 shares of the Company’s common stock. Bitfury Top HoldCo and BGL have shared voting and dispositive power with respect to 47,733,104 shares of the Company’s common stock. V3 and Mr. Vavilovs have shared and dispositive power with respect to the securities reported. The business address of Bitfury Top HoldCo, Bitfury Holding, Mr. Vavilovs, V3 and BGL is Strawinskylaan 3051, 1077ZX Amsterdam, the Netherlands.
(2)Based solely on a Schedule 13G filed on February 4, 2025, that states, of the 18,626,446 shares beneficially owned, it has sole voting power over 18,330,266 shares and sole dispositive power over all 18,626,446 shares. The address for BlackRock, Inc. is 1 Vanderbilt Avenue, Floor 54, New York, New York 10017.

CERTAIN TRANSACTIONS WITH RELATED PERSONS
Policies and Procedures for Approval of Related Person Transactions
Our Board of Directors has adopted a written Related Person Transaction Policy, setting forth the policies and procedures for the review and approval or ratification of related person transactions. Under the policy, our legal department is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If our legal department determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our Chief Legal Officer is required to present to the Audit Committee all relevant facts and circumstances relating to the related person transaction. Our Audit Committee must review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Business Conduct and Ethics, and either approve or disapprove the related person transaction. If advance Audit Committee approval of a related person transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chair of the Audit Committee subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person, then upon such recognition the transaction will be presented to the Audit Committee for ratification at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then current related person transactions. No director may participate in approval of a related person transaction for which he or she is a related person.
Board Observer Agreement
On April 8, 2022, the Company entered into the Board Observer Agreement with the Bitfury Investors, which provides that the Bitfury Investors have the right to designate a representative to serve as an observer of the Board and any committees thereof (subject to exceptions and limitations specified in the Board Observer Agreement). The Board Observer Agreement was negotiated and approved by an independent committee of the Board.
Director and Officer Indemnification
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our annual meeting of stockholders to be held in 2026 (the “2026 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 1 Vanderbilt Avenue, Floor 54, New York, New York 10017, in writing not later than December 22, 2025, which is the date that is 120 days before the one year anniversary of the first mailing of this proxy statement.
Stockholders intending to present a proposal at our 2026 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. Therefore, we must receive notice of such a proposal or nomination for the 2026 Annual Meeting no earlier than February 3, 2026 and no later than March 5, 2026. The notice must contain the information required by our Bylaws. In the event that the date of the 2026 Annual Meeting is more than 30 days before or more than 60 days after June 3, 2026, to be timely, such notice must be so delivered, or mailed and received, not later than the 90th day prior to the 2026 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
In connection with our solicitation of proxies for our 2026 annual meeting of stockholders, we intend to file a proxy statement and WHITE proxy card with the SEC. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.

HOUSEHOLDING
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. We and some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement and the Annual Report by contacting the Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

2024 ANNUAL REPORT
Our 2024 Annual Report, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, is being mailed with this Proxy Statement to those stockholders that receive this Proxy Statement in the mail. Stockholders can access our 2024 Annual Report, including our Annual Report on Form 10-K for 2024, at www.proxyvote.com.
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 has also been filed with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request by a stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Secretary, Cipher Mining Inc., 1 Vanderbilt Avenue, Floor 54, New York, New York 10017.
Your vote is important. Please promptly vote your shares by following the instructions for voting on the Notice and Access Card or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors

William Iwaschuk
Co-President, Chief Legal Officer and Corporate Secretary
New York, New York
April 21, 2025

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/02/2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CIFR2025**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/02/2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:	For All	Withhold All	For All Except
	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

1. Election of Directors

Nominees

01) Robert Flatley   02) Caitlin Long

The Board of Directors recommends you vote 1 YEAR on the following proposal:	1 year	2 years	3 years	Abstain
4. Approval, on a non-binding advisory basis, of the frequency of future advisory resolutions to approve the compensation of our named executive officers.	☐	☐	☐	☐

0000673864_1 R1.0.0.2

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

CIPHER MINING INC.
Annual Meeting of Stockholders
June 3, 2025 8:00 AM EDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Tyler Page and William Iwaschuk, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CIPHER MINING INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 08:00 AM EDT on June 3, 2025 at: www.virtualshareholdermeeting.com/CIFR2025, and at any continuation, postponement or adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000673864_2 R1.0.0.2

Continued and to be signed on reverse side